                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SEALTRON ACQUISITION CORP.
                           -------------------------

        FIRST. The name of the corporation is SEALTRON ACQUISITION CORP. (the "Corporation").

        SECOND. The address of the Corporation's registered agent in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle l9899. The name of its registered agent at such address is The Corporation Service Company.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH. The total number of shares which the Corporation shall have the authority to issue is Five Hundred (500) shares of capital stock, and the par value of each such share, which shall be designated "Common Stock," is $1.00 per share.

        FIFTH. The name and address of the sole incorporator is Scott P. Kadish, Esq., Taft, Stettinius & Hollister, 1800 First National Bank Center. Cincinnati, Ohio 45202.

        SIXTH. A member of the Board of Directors of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, excepting only liability:
(A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation law; or (D) for any transaction from which the said member of the Board of Directors derived an improper personal benefit.

        SEVENTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders of the Corporation may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

        EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.


                                        /s/  Scott P. Kadish
                                        ---------------------------------------
                                        Scott P. Kadish

                         PLAN AND AGREEMENT OF MERGER
                         ----------------------------

        This Plan and Agreement of Merger ("the Merger Agreement") is made as of this 23rd day of December, 1986 by and between SEALTRON, INC., an Ohio
     ----
corporation ("Ohio Sealtron"), and SEALTRON ACQUISITION CORP., a Delaware corporation ("Delaware Sealtron").

                                  WITNESSETH:
                                  -----------

        WHEREAS, Ohio Sealtron has an authorized capital stock consisting of Five Hundred (500) shares of common stock, without par value (collectively, the "Ohio Common Stock"), of which one hundred (100) shares have been duly issued and are now outstanding; and,

        WHEREAS, Delaware Sealtron has an authorized capital stock consisting of Five Hundred (500) shares of common stock, par value $1.00 per share (collectively, the "Delaware Common Stock"), of which One Hundred (100) shares have been duly issued and are now outstanding; and,

        WHEREAS, the Board of Directors of each of Ohio Sealtron and Delaware Sealtron deem it advisable and generally to the advantage and welfare of the two
(2) corporate parties and their respective stockholders that Ohio Sealtron merge with and into Delaware Sealtron under and pursuant to the provisions of the Ohio General Corporation Law and of the General Corporation Law of the State of Delaware.

        NOW, THEREFORE, in consideration of the promises and of the mutual agreements hereinafter contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

        1.  Merger.  Ohio Sealtron shall be, and it hereby is, merged with and
            ------
into Delaware Sealtron.

        2.  Effective Date.  This Merger Agreement shall become effective the
            --------------
later of: compliance with the applicable laws of the State of Ohio and Delaware or at the end of business hours on December 27. 1996, the time of such effectiveness being hereinafter called the "Effective Date."

        3.  Surviving Corporations.  Delaware Sealtron shall survive the merger
            ----------------------
herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of Ohio Sealtron shall cease forthwith upon the Effective Date.

        4.  Authorized Capital.  The authorized capital stock of Delaware
            ------------------
Sealtron following the Effective Date shall be Five Hundred (500) shares of common stock, par value $1.00 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware

        5.  Certificate of Incorporation.  The following shall be the
            ----------------------------
certificate of incorporation of Delaware Sealtron following the effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred; in such certificate of incorporation or herein upon any stockholder or director or officer of Delaware Sealtron or upon any other persons whomsoever are subject to the reserve power. The following certificate of incorporation shall constitute the certificate of incorporation of Delaware Sealtron following the Effective Date separate and apart from this Merger Agreement and may be separately certified as the certificate of incorporation of Delaware Sealtron.

                FIRST. The name of the corporation is SEALTRON ACQUISITION CORP. (the "Corporation").

                SECOND. The address of the Corporation's registered agent in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                FOURTH. The total number of shares which the Corporation shall have the authority to issue is Five Hundred (500) shares of capital stock, and the par value of each such share, which shall be designated Common Stock," is $1.00 per share.

                FIFTH.  The name and address of the sole incorporator is Scott
        P. Kadish, Esq., Taft, Stettinius & Hollister, 1800 First National Bank Center, Cincinnati, Ohio 45202.

                SIXTH. A member of the Board of Directors of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, excepting only liability: (A) for any breach of the director's duty of loyalty to the

        Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation law; or
        (D) for any transaction from which the said member of the Board of Directors derived an improper personal benefit.

                SEVENTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders of the Corporation may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

                EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of stockholders of this Corporation, as the case may be to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be. and also on this Corporation.

        6.  By-Laws.  The By-Laws Of Delaware Sealtron as they exist on the
            ------
Effective Date shall be the By-Laws of Delaware Sealtron following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

        7.  Board of Directors and Officers.  The members of the Board of
            -------------------------------
Directors and the officers of Delaware Sealtron immediately after the Effective Date shall be these persons who were the members of the Board of Directors and the officers, respectively, of Delaware Sealtron immediately prior to the Effective Date, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws, or until their respective successors are elected and have qualified.

        8.  Further Assurances of Title.  If, at any time after the Effective
            ---------------------------
Date, Delaware Sealtron shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Delaware Sealtron any right, title, or interest of Ohio Sealtron held immediately prior to the Effective Date, Ohio Sealtron and its proper officers ant directors shall and will execute and deliver all such acknowledgments and assurances in law and do all things necessary or proper to acknowledge or contain such right, title or interest in Delaware Sealtron as shall he necessary or appropriate to carry out the purposes of this Merger agreement, and Delaware Sealtron and the proper officers and directors thereof are hereby authorized to take any and all such action in the name of Ohio Sealtron. or otherwise.

        9.  Conversion of Outstanding Stock.  Forthwith upon the Effective Date,
            -------------------------------
each of the issued and outstanding shares of Ohio Common Stock and all rights in respect thereof shall become and be converted into a (1) fully-paid and non-assessable share of common stock of Delaware Sealtron. Forthwith upon the Effective Date, each of the issued and outstanding shares of Delaware Common Stock and all rights in respect thereof shall become and be converted into one (1) fully-paid and non-assessable share of common stock of Delaware Sealtron. Each certificate nominally representing shares of either Ohio Common Stock or Delaware Common Stock shall, on and after the Effective Date, for all purposes be deemed to evidence the ownership of a like number of shares of common stock of Delaware Sealtron. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of common stock of Delaware Sealtron but, as certificates nominally representing shares of Ohio Common Stock or of Delaware Common Stock are surrendered for transfer, Delaware Sealtron shall cause to be issued certificates representing shares of common stock of Delaware Sealtron.

        10. Rights and Liabilities of Delaware Sealtron.  At and after the
            -------------------------------------------
Effective Date, Delaware Sealtron shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to Ohio Sealtron be vested in Delaware Sealtron; all claims, demands, property rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of Delaware Sealtron as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in Ohio Sealtron shall not revert or be in any way impaired by reason of the merger, but shall be vested in Delaware Sealtron; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to Delaware Sealtron and may be enforced against it to the same extent as if such debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to Delaware Sealtron and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and Delaware Sealtron shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

        11. Service of Process on Delaware Sealtron.  Delaware Sealtron consents
            ---------------------------------------
to be sued and served with process in the State of Ohio in any proceeding for enforcement of any obligation of Ohio Sealtron as well as for the enforcement of any obligation of Delaware Sealtron arising from the merger contemplated by this Merger Agreement, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Ohio General Corporation Law, and irrevocably appoints the Secretary of State as its agent to accept service of process in any such proceeding.

        12. Termination.  The Merger Agreement may be terminated and abandoned
            -----------
by action of the Board of Directors of either of Sealtron or Delaware Sealtron at any time prior to the Effective

Date, whether before or after approval by the shareholders of the two corporate parties hereto.

        13. Plan of Reorganization.  The Merger Agreement constitutes a Plan of
            -----------------------
Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

        IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Merger Agreement to be executed by its President and attested by its Secretary and its corporate seal to be hereunto affixed.


ATTEST:                                         SEALTRON, INC.


/s/  Fredric Horowitz                           /s/  Michael Pelta
- ------------------------------                  ------------------------------
Fredric Horowitz                                Michael Pelta
Secretary                                       President


Corporate Seal


ATTEST                                          SEALTRON ACQUISITION CORP.


/s/  Fredric Horowitz                           /s/  Andrew Goldfarb
- ------------------------------                  ------------------------------
Fredric Horowitz                                Andrew Goldfarb
Secretary                                       President


Corporate Seal

                          CERTIFICATE OF THE SECRETARY

                                       OF

                           SEALTRON ACQUISITION CORP.
                            (a Delaware Corporation)

        I, Fredric Horowitz, the Secretary of Sealtron Acquisition Corp., a Delaware corporation ("Delaware Sealtron"), hereby certify that the Merger agreement to which this certificate is attached, after having been first duly signed on behalf of Delaware Sealtron by the President and Secretary under the corporate seal of said corporation, was duly approved and adopted by unanimous written consent of the shareholders of Delaware Sealtron on December 23, 1986.

        WITNESS my hand and seal of said Fredric Horowitz this 23 day of December, 1986.


                                           /s/  Fredric Horowitz
                                           ------------------------------
                                           Secretary

(SEAL)